                                                                  EXHIBIT (a)(4)


[LOGO OF INTERWOVEN]

                                 ELECTION FORM
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     YOU MUST SIGN AND DELIVER THIS ELECTION FORM TO STOCK ADMINISTRATION BEFORE
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5:00 P.M. (PACIFIC TIME), ON MAY 18, 2001, or the deadline to exchange options
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is extended, before the extended expiration of the offer.

     If you accept the offer to exchange options, please identify the options (or parts of options) you wish to exchange by completing the table below. These options will be exchanged for New Options in accordance with the terms and conditions of the Option Exchange Memorandum. The information you will need to complete your form is available at www.optionslink.com. Please do not contact
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Stock Administration for this information.  If you need your username and password, please call OptionsLink at (800) 838-0908 (International: +1 (650) 599-0125). If you need more space, you can use additional copies this form, but you must fully complete each additional form. If you do not indicate any options or parts of options to be exchanged, you will not receive any New Options.

                                    EXISTING OPTIONS TO BE EXCHANGED
                        (to be exchanged for New Options if you accept the offer)
-------------------------------------------------------------------------------------------------------------------
        1.                  2.                  3.                        4.                         5.
   Grant Number         Grant Date         Exercise Price          Number of Existing         Number of Shares You
(Enter the numeric                     (on a post-split basis)       Option Shares             Wish to Exchange*
   portion only.                                                 (on a post-split basis)
  See Section II
 No. 8 of Summary)
-------------------------------------------------------------------------------------------------------------------
  I/N
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  I/N
-------------------------------------------------------------------------------------------------------------------
  I/N
-------------------------------------------------------------------------------------------------------------------
  I/N
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

* Please indicate the number of shares that you wish to return for exchange. Stock Administration will perform the calculation of the number of resulting New Option shares for you. If you write "1,000" shares in Column 5 above, Stock Administration will assume that you intend to receive a New Option for 500 shares.

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     Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to Margaret Venables, Stock Plan Administrator, by fax ((501) 421-7282 or (413) 653-1815) or by first class (or air) mail (1195 West Fremont Avenue, Sunnyvale, CA 94087) BEFORE 5:00 P.M.
                                                          ----------------
(PACIFIC TIME), ON MAY 18 2001, or if the deadline to exchange options is
------------------------------
extended, before the extended expiration of the offer. If you mail this form, it must be mailed in sufficient time for it to be received by May 18, 2001. IF YOU DO NOT TURN IN YOUR ELECTION FORM BY THE DEADLINE, YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, AND ALL STOCK OPTIONS CURRENTLY HELD BY YOU WILL REMAIN INTACT AT THEIR ORIGINAL PRICE AND ORIGINAL TERMS. Stock Administration will notify you by email to advise you that your form has been received. Also, please note that you do not need to include any option letters or other documents relating to the options that you are exchanging, if any. Interwoven will exchange and cancel such options electronically and update your option records accordingly: this will take approximately 6-8 weeks to complete.
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                             SIGNATURE OF OPTIONEE
                             ---------------------

[_] I ACCEPT the offer to exchange options with respect to the Existing Options or partial Existing Options indicated in the table above.

[_] I DO NOT accept the offer to exchange options with respect to any of my Existing Options.


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Please Sign Above                         Date

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Please Print or Type Your Name Above      Home Telephone Number (with area code)


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                                    For Stock Administration Use Only:

                                    Form received on:
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                                    Optionee notified by e-mail on:
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                                    New Option information inputted on:
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